SIXTH AMENDED AND RESTATED REVOLVING


                         CREDIT AGREEMENT


                              Among


                  GULF ISLAND FABRICATION, INC.,
                           As Borrower,


                 FIRST NATIONAL BANK OF COMMERCE

                               AND

                      WHITNEY NATIONAL BANK,
                            As Banks,

                               AND

                 FIRST NATIONAL BANK OF COMMERCE,
                             As Agent





                Dated effective as of May 1, 1997




                        TABLE OF CONTENTS

Section 1. Relation to Prior Credit Arrangements............................ 2
     1.1  Revolving Credit Facility .........................................3
     1.2  Borrowing   Procedure   Under  the  Revolving  Credit
          Facility...........................................................4
     1.3  Terms and Conditions Governing Letters of Credit ..................4

Section 2. Notes Evidencing Borrowings ......................................5
     2.1  Notes .............................................................5
     2.2  No Novation .......................................................5

Section 3. Interest and Fees ................................................6
     3.1  Interest -- Revolving Credit Facility .............................6
     3.2  Default Rate ......................................................6
     3.3  Prime Rate ........................................................6
     3.4  Origination Fee ...................................................7
     3.5  Method of Calculating Interest and Fees ...........................7
     3.6  Interest Rate Options .............................................7

Section 4. Payments, Prepayments, and  Reduction or Termination
     of the Revolving Credit
          Facility..........................................................12
     4.1  Method of Payment ................................................12
     4.2  Sharing of Payments ..............................................13
     4.3  Payments Without Deduction .......................................13
     4.4  Reduction of Credit ..............................................14

Section 5. Representations and Warranties of Borrower ......................14
     5.1  Corporate Existence ..............................................14
     5.2  Authorization; Validity ..........................................14
     5.3  No Conflicts .....................................................15
     5.4  Financial Statements .............................................15
     5.5  Litigation .......................................................15
     5.6  Liens ............................................................16
     5.7  Subsidiaries .....................................................16
     5.8  Purpose ..........................................................16
     5.9  Use of Proceeds; Margin Securities ...............................16
     5.10 Compliance with ERISA ............................................16
     5.11 Consents .........................................................17
     5.12 Tax Returns ......................................................17
     5.13 Operation of Business ............................................17
     5.14 Rights in Properties; Liens ......................................17
     5.15 Debt .............................................................17
     5.16 Disclosure .......................................................18
     5.17 Registered  Office;  Principal  Place   of  Business;
          Location of Collateral............................................18
     5.18 Investment Company Act ...........................................19
     5.19 Other Agreements .................................................19
     5.20 Compliance with Law ..............................................19
     5.21 Corporate Name ...................................................20
     5.22 Collateral .......................................................21
     5.23 Taxpayer I.D. Numbers ............................................21
     5.24 Effect of Dolphin Merger .........................................21
Section 6. Borrower's Covenants ............................................21
     6.1  Financial Statements .............................................21
     6.2  Access ...........................................................23
     6.3  Insurance ........................................................23
     6.4  Repair ...........................................................23
     6.5  Taxes ............................................................24
     6.6  Corporate Existence ..............................................24
     6.7  Merger ...........................................................24
     6.8  Compliance .......................................................25
     6.9  Use of Proceeds ..................................................26
     6.10 Financial Covenants ..............................................26
     6.11 Liens ............................................................27
     6.12 Debt .............................................................28
     6.13 Shareholder or Employee Loans ....................................28
     6.14 Change in Business ...............................................28
     6.15 Accounts Receivable ..............................................28
     6.16 Compliance with Agreements .......................................29
     6.17 Further Assurances ...............................................29
     6.18 Disposition of Assets ............................................29
     6.19 Change Tax I.D. Number ...........................................29
     6.20 Indemnity ........................................................29
     6.21 Real Property ....................................................30

Section 7. Conditions Precedent to Extensions of Credit ....................30
     7.1  Borrower's Resolutions ...........................................31
     7.2  Dolphin Services' Resolutions ....................................31
     7.3  Notes ............................................................31
     7.5  Incumbency .......................................................31
     7.6  Certification ....................................................31
     7.7  Opinion ..........................................................32

Section  8. Additional Conditions Precedent to Advances  and/or
     Letters of Credit......................................................32
     8.1  Default ..........................................................32
     8.2  Warranties .......................................................32

Section 9. Events of Default ...............................................33
     9.1  Payment ..........................................................33
     9.2  Other Indebtedness ...............................................33
     9.3  Other Default ....................................................33
     9.4  Insolvency .......................................................33
     9.5  ERISA ............................................................34
     9.6  Agreements .......................................................34
     9.7  Representation or Warranty .......................................35
     9.8  Subsidiary Default ...............................................35

Section 10. Agent ..........................................................36
     10.1 Authorization and Action .........................................36
     10.2 Agent's Reliance, Etc ............................................36
     10.3 First NBC and Affiliates .........................................37
     10.4 Bank Credit Decision .............................................38
     10.5 Indemnification ..................................................38
     10.6 Successor Agent ..................................................39
     10.7 Benefits of Section ..............................................39
     10.8 Change in Specified Percentage ...................................40
Section 11. General ........................................................40
     11.1 Definitions ......................................................40
     11.2 Financial Terms ..................................................46
     11.3 Delay ............................................................46
     11.4 Notices ..........................................................46
     11.5 Expenses .........................................................48
     11.6 Severability .....................................................48
     11.7 Counterparts .....................................................48
     11.8 Law ..............................................................48
     11.9 Successors .......................................................49
     11.10 Amendments ......................................................49
     11.11 Entire Agreement ................................................49
     11.12 Conflicts .......................................................49


               SIXTH AMENDED AND RESTATED REVOLVING

                         CREDIT AGREEMENT



     THIS SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

(the "Agreement"),  dated  effective  as of the 1st day of May,

1997, by and among GULF ISLAND FABRICATION,  INC.,  a Louisiana

corporation   ("Borrower")   (formerly  known  as  GIFI,  Inc.,

successor  by  merger  to  Gulf  Island  Fabrication,  Inc.,  a

Louisiana  corporation),  WHITNEY  NATIONAL  BANK,  a  national

banking  association  ("Whitney"),  FIRST   NATIONAL   BANK  OF

COMMERCE,  a  national  banking  association, in its individual capacity ("First NBC") (each of Whitney  and  First  NBC  being sometimes referred to individually as a "Bank" and collectively as  the  "Banks"),  and  FIRST  NATIONAL  BANK  OF  COMMERCE, a

national  banking  association,  in  its capacity as agent  for

Banks as set forth hereinafter (the "Agent").

                       W I T N E S S E T H:

     WHEREAS,  Borrower,  Banks  and Agent  entered  into  that certain Fifth Amended and Restated  Revolving  Credit  and Term

Loan  Agreement,  dated  effective  as of October 24, 1996 (the

"Credit  Agreement")  which  amended  and   restated  the  then

existing credit arrangements among Borrower, Banks and Agent;

     WHEREAS,  Borrower,  Banks  and  Agent entered  into  that

certain  First  Amendment  to   Fifth  Amended   and   Restated

Revolving Credit and Term Loan Agreement dated effective  as of

January  2,  1997  (the  "First  Amendment"),  whereby the then existing  Term  Credit  Facility  (as  defined  in  the  Credit

Agreement) was increased by $5,000,000, Borrower was  permitted to acquire Dolphin Services, Inc. ("Dolphin Services"), Dolphin

Steel  Sales,  Inc.  ("Dolphin  Steel"),  and  Dolphin  Sales &

Rentals,  Inc. ("Dolphin Sales"), and the maturity date of  the then existing  Term  Credit  Facility (as defined in the Credit

Agreement) was extended;

     WHEREAS,  Borrower, Banks  and  Agent  entered  into  that

certain  Second  Amendment   to   Fifth  Amended  and  Restated

Revolving Credit and Term Loan Agreement  dated effective as of

March 18, 1997 (the "Second Amendment") whereby  the  Revolving

Credit  Facility  (as  defined  in  the  Credit  Agreement) was increased from $12,000,000 to $20,000,000, the maturity of such

Revolving  Credit Facility was extended from December 31,  1998 to December 31,  1999,  and  certain other changes were made to enable  Borrower to complete its  contemplated  initial  public offering  (as  amended  by  the  First Amendment and the Second

Amendment, the Credit Agreement shall  be  referred  to  as the

"Revised Credit Agreement"); and

     WHEREAS,  Borrower,  Banks  and  Agent desire to amend and

restate  their  existing  credit  arrangements   to  facilitate

administration  of  such credit arrangements, to eliminate  the

Term Credit Facility  which  has  been  paid in full, to modify certain other credit terms following Borrower's  initial public offering,  and  to  reflect  the  merger  of Dolphin Sales  and

Dolphin Steel into Dolphin Services.

     NOW,  THEREFORE, for and in consideration  of  the  mutual

covenants,  agreements   and   undertakings  herein  contained,

Borrower, Banks and Agent hereby agree as follows:

     Section 1. Relation to Prior Credit Arrangements.  Subject

to the terms and conditions hereof,  each Bank severally agrees that Borrower's obligations as evidenced  by the Revised Credit

Agreement and the Prior Notes shall be modified and restated in their entirety on the terms and conditions  set  forth  herein.

To  the extent there is any conflict between the Revised Credit

Agreement  and this Agreement or the Prior Notes and the Notes,

the provisions  of  this  Agreement and the Notes shall govern.

To the extent this Agreement  or  the Notes is or are silent on any  matter  or  provision  contained  in  the  Revised  Credit

Agreement or the Prior Notes, such matter  or  provision of the

Revised Credit Agreement or the Prior Notes shall  be deemed to

be  revoked.   Borrower  and  Banks acknowledge and agree  that

(i) the modification and restatement  of  the Obligations under the terms and conditions set forth herein do  not  constitute a payment, prepayment or novation of the Obligations evidenced by the  Revised Credit Agreement and the Prior Notes and  (ii) the

Obligations  continue  to  be  secured by the Existing Security with the original rank and priority thereof.

     1.1  Revolving   Credit  Facility.    Banks   shall   make

available  to  Borrower  a   revolving   line  of  credit  (the

"Revolving Credit Facility") in the maximum principal amount of

TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (as modified pursuant  to  Section  4.4 below, the "Revolving  Commitment"),

which Revolving Credit Facility  may  be drawn upon by Borrower on any Business Day of Banks during the  period  from  the date hereof  until  and including December 31, 1999, or such earlier date as may be fixed  by  Borrower on at least one (1) Business

Day's telephonic notice to Agent, to be confirmed in writing by

Borrower, in the form of the issuance by Banks on behalf of and for the account of Borrower  of irrevocable stand-by letters of credit in the form provided for  by,  and containing such terms and conditions as are acceptable to Banks  and  in such amounts as Borrower may from time to time request (each such  letter of credit, as well as any letters of credit issued pursuant to and

in   accordance  with  the  Revised  Credit  Agreement  or  any predecessor  agreement  which  remain  outstanding  on the date hereof, being hereinafter referred to individually as a "Letter of Credit" and collectively as the "Letters of Credit")  or  in the  form  of  actual  fundings  to  Borrower  by Banks in such amounts  as Borrower may from time to time request  (each  such funding, as  well  as  the  aggregate amount of the Prior Notes previously funded by Banks and  outstanding on the date hereof,

being hereinafter referred to individually  as an "Advance" and collectively as the "Advances"), so long as (a)  the  aggregate principal  amount  of all Letters of Credit outstanding at  any one  time  does  not exceed  the  LC  Commitment  and  (b)  the aggregate principal  amount of all Letters of Credit and of all

Advances outstanding at  any  one  time  does  not  exceed  the

Revolving  Commitment.   The  Revolving Commitment available to

Borrower from time to time under  the Revolving Credit Facility shall be reduced by the aggregate of  the  face  amount  of any outstanding  Letters  of Credit and of all unpaid Advances made by  Banks  to  Borrower pursuant  to  this  Agreement  and  the remaining amount  of  the Revolving Commitment shall constitute

the "Unused Commitment".   Any  draws made under the Letters of

Credit by the beneficiaries thereof  shall  constitute Advances as defined in this Agreement.  The Unused Commitment  available under  the  Revolving  Credit  Facility  shall  be restored but simultaneously reduced by the amount of any Advances  which are made to Borrower to reimburse Banks for draws under the Letters of Credit.

     1.2  Borrowing   Procedure   Under  the  Revolving  Credit

Facility.  Agent shall receive at least  one (1) Business Day's prior  telephonic  notice  from Borrower (to  be  confirmed  in writing by Borrower) of each  proposed  Letter of Credit and of each Advance to be issued under the Revolving  Credit Facility.

If all conditions precedent to the issuance of any  such Letter of  Credit  or  any  such  Advance  have  been met, Agent will,

without any further consent or approval from  Banks,  or either one  of them, on the date requested make each Letter of  Credit or Advance  available  to Borrower at Agent's office at 201 St.

Charles Avenue, New Orleans,  Louisiana  70170, and each Letter of Credit or Advance shall be shared equally by Banks.

     1.3  Terms  and  Conditions Governing Letters  of  Credit.

The terms and conditions  governing  the issuance of Letters of

Credit by Banks on behalf of and for the  account  of  Borrower shall  be  provided  for  by  Agent  in  its  standard  form of

Application  for Stand-By Letter of Credit, a copy of which  is attached hereto as Exhibit "A", with appropriate insertions and such additional  terms and conditions governing the issuance of specific Letters of  Credit  as  may be agreed upon by Borrower and Agent at the time of Borrower's  request  to  Agent for the issuance thereof.  Upon Agent's issuance of a Letter of Credit,

one-half  (1/2)  of  the  amount  of such Letter of Credit  shall automatically be deemed to have been  provided by Whitney, and,

without the necessity of further documentation  transferring an interest  in  the  Letter  of Credit to Whitney, Whitney  shall possess a one-half (1/2) interest  in  all rights and obligations accruing to and incurred by Agent with  respect  to such Letter of Credit.  Whitney shall record its one-half (1/2)  share of any draws on the Letter of Credit on the schedule attached  to  its

Revolving Note as provided in Section 2.1 below.

     Section 2. Notes Evidencing Borrowings.

     2.1  Notes.   The Advances (including, without limitation,

the outstanding indebtedness  of  Borrower  to  Banks under the

Prior Notes which, as provided in Section 1.1, shall  be deemed

an   "Advance"   hereunder)  shall  be  evidenced  by  two  (2)

promissory notes of  Borrower payable to the order of First NBC and  Whitney, respectively,  each  in  the  original  principal amount  of  TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) and

in the forms  set  forth  as  Exhibits  "B"  and  "C"  to  this

Agreement  (each such note, together with any and all renewals,

modifications,   extensions,   amendments,  supplements  and/or

substitutions  therefor,  being sometimes  referred  to  herein individually as a "Note" and collectively as the "Notes"), with appropriate insertions, each  of  which shall be dated the date hereof and shall be payable in full  on December 31, 1999.  All

Advances made by Banks to Borrower pursuant  to  this Agreement and all payments of principal shall be recorded by Banks on the schedule attached to each Note, but Banks' failure to record or to  record  correctly  such  Advances  shall  in no way  affect

Borrower's obligation to repay same.

     2.2  No Novation.  The execution and delivery of the Notes shall not constitute a payment, prepayment or novation  of  the obligations  of  Borrower  heretofore  evidenced  by  the Prior

Notes,  but  does  constitute a renewal and restatement of  the

Prior Notes in their entirety.

     Section 3. Interest and Fees.

     3.1  Interest  --   Revolving  Credit  Facility.   In  the

absence of an Event of Default,  the  unpaid  principal  of the

Notes  shall  bear  interest  until  paid  at  the  Prime Rate,

adjusted daily, or the LIBO Rate, or some combination  thereof,

as  specified in Section 3.6 below.  Interest prior to maturity shall  be  payable quarterly in arrears on the last day of each

March, June,  September  and December commencing June 30, 1997,

and continuing until maturity.   Interest after maturity of the

Notes for any reason whatsoever shall be increased to the Prime

Rate plus three percent (3%) and shall  be  payable  on demand.

Upon  the issuance of a Letter of Credit by Agent on behalf  of and for  the account of Borrower, a fee of one percent (1%) per annum on the principal amount of such Letter of Credit shall be payable by  Borrower  for  the  number  of  days such Letter of

Credit  is  to  remain  outstanding.   A  fee  on  the   Unused

Commitment of three-eighths (3/8) of one percent (1%) per annum shall  be  payable by Borrower quarterly in arrears on the last day of each March, June, September and December commencing June

30, 1997, and continuing until maturity.

     3.2  Default  Rate.  If an Event of Default shall occur in the payment on or before  the  due  date  of  any  principal or

interest   due  hereunder  or  under  any  of  the  other  Loan

Documents, including,  without  limitation, the Notes, Borrower will pay interest thereon (retroactively)  from the date of the

Event of Default on such payment up to the date  of  the actual payment  (as  well after as before judgment) at the Prime  Rate plus three percent (3%) (the "Default Rate"), without regard to whether there has  been  an  acceleration  of  the  payment  of

principal.   Such interest at the Default Rate shall be payable

on demand.

     3.3  Prime Rate.  "Prime Rate" shall mean that index which shall be established by Citibank, N.A. at New York, New York as

its "prime rate".   Each  change  in  the interest rate on each

Note shall take effect on the effective  date  of the change in the Prime Rate.

     3.4  Origination Fee.  No origination fee shall be payable by Borrower.

     3.5  Method of Calculating Interest and Fees.  Interest at

the Prime Rate and any fee shall be computed on  the basis of a year  consisting of 365 days and paid for actual days  elapsed,

and interest at the LIBO Rate shall be computed on the basis of a year consisting of 360 days.

     3.6  Interest  Rate  Options.   Until  an Event of Default

occurs,  Borrower  shall  have  the  following  interest   rate

options:

          (a)  Advances  to Borrower under the Revolving Credit

     Facility may from time  to time be (i) LIBO Rate Advances,

     (ii)  Prime  Rate  Advances,   or  (iii)  any  combination

     thereof, as determined by Borrower  with  respect  to  its

     Advances   and   noticed   to  Agent  in  accordance  with

     paragraphs (b),  (c),  and (d)  below;  provided  that  no

     Advance shall be made to  Borrower  as a LIBO Rate Advance under the Revolving Credit Facility after  the day that is one month prior to the Termination Date.  For  purposes of this paragraph (a), an Advance shall be deemed "made" upon an  initial  borrowing  by  Borrower  under paragraph  (b)

     below, any conversion of such Advance under  paragraph (c)

     below,  and  upon  any continuation of such Advance  under paragraph (d) below.

          (b) With respect  to  any new Advance, Borrower shall

     provide  Agent  with telephonic  notice  of  its  intended borrowing, which notice must be received by Agent prior to

     10:00 A.M., New Orleans  time,  at  least one (1) Business

     Day prior to the requested Borrowing  Date,  which  notice shall  specify  (i)  the  amount  to be borrowed, (ii) the requested Borrowing Date, (iii) whether  the  borrowing is to  be of LIBO Rate Advances or Prime Rate Advances  or  a

     combination  thereof,  (iv) the respective amounts of each such type of Advance, and  (v)  if  the borrowing is to be entirely or partly of LIBO Rate Advances,  the  respective lengths of the Interest Periods therefor.

          (c)  Borrower may elect from time to time to  convert

     any of its  LIBO  Rate  Advances to Prime Rate Advances by

     giving Agent telephonic notice  of  such  election,  which notice must be received by Agent prior to 10:00 A.M.,  New

     Orleans  time,  at least one (1) Business Day prior to the requested conversion;  provided  that any such conversion,

     of LIBO Rate Advances shall only be  made  on the last day

     of an Interest Period with respect thereto.   Borrower may

     elect  from time to time to convert any of its Prime  Rate

     Advances  to LIBO Rate Advances by giving Agent telephonic notice of such  election, which notice must be received by

     Agent prior to 10:00 A.M.,  New Orleans time, at least one

     (1) Business Day prior to the  requested  conversion.  Any such  notice  of  conversion  to LIBO Rate Advances  shall specify the length of the initial  Interest Period thereof and the amount of the Prime Rate Advance  to be converted.

     All  or  any  part  of  Borrower's  outstanding LIBO  Rate

     Advances  and  Prime  Rate Advances may  be  converted  as provided herein; provided  that  (i) no Prime Rate Advance may be converted into a LIBO Rate  Advance  when any Event of  Default  has occurred and is continuing, (ii)  partial conversions of  Prime  Rate Advances to LIBO Rate Advances shall be in an aggregate principal amount of $500,000 or a whole  multiple  of  $100,000  in  excess  thereof,  (iii)

     partial conversions of  LIBO  Rate  Advances to Prime Rate

     Advances  shall  be  in an aggregate principal  amount  of

     $500,000  or  a  whole  multiple  of  $100,000  in  excess thereof, (iv) no Prime Rate  Advance  under  the Revolving

     Credit Facility may be converted into a LIBO Rate  Advance after  the date that is one month prior to the Termination

     Date, and  (v)  any  such  conversion may only be made if,

     after giving effect thereto,  paragraph (e) shall not have been contravened.

          (d) Any LIBO Rate Advances  may  be continued as such

     upon  the  expiration of an Interest Period  with  respect thereto by Borrower  giving Agent telephonic notice, which notice must be received  by Agent prior to 10:00 A.M., New

     Orleans time, at least one  (1)  Business Day prior to the requested continuation; provided,  that  (i)  no LIBO Rate

     Advance may be continued as such when any Event of Default has occurred and is continuing, (ii) no LIBO Rate Advances under  the  Revolving Credit Facility may be continued  as such after the  date  which  is  one  month  prior  to the

     Termination Date, and (iii) any such continuation shall be made  only if, after giving effect thereto, paragraph  (e)

     shall not  be contravened.  If Borrower shall fail to give such notice or if such continuation is not permitted, then

     Borrower shall  be  deemed to have requested that the LIBO

     Rate Advance be converted  automatically  to  a Prime Rate

     Advance  on  the  last  day  of  the then current Interest

     Period with respect thereto.

          (e) All borrowings, conversions  and continuations of

     Advances  hereunder  by  Borrower  and all  selections  of

     Interest Periods hereunder by Borrower  shall  be  in such amounts  and  be  made pursuant to such elections so that,

     after  giving  effect  thereto,  the  aggregate  principal amount of the Advances  to Borrower constituting each LIBO

     Rate tranche (i.e., LIBO  Rate  Advances  made on the same day and having the same Interest Period) shall be equal to

     $500,000  or  a  whole  multiple  of  $100,000  in  excess

     thereof.    If   Borrower   has  no  Prime  Rate  Advances

     outstanding, Borrower may have  a maximum of five (5) LIBO

     Rate tranches in aggregate in effect at any one time, and,

     if Borrower has Prime Rate Advances  outstanding, Borrower may  have  a  maximum  of four (4) LIBO Rate  tranches  in aggregate in effect at any one time.

          (f) Each determination  of  an interest rate by Agent

     pursuant  to  any  provision of this  Agreement  shall  be conclusive and binding  on  Borrower  in  the  absence  of manifest  error.  Agent shall, at the request of Borrower,

     deliver to  Borrower  a  statement  showing the quotations used by Agent in determining the LIBO Rate.

          (g) If prior to the first day of any Interest Period,

     Agent shall have determined (which determination  shall be conclusive and binding upon Borrower) that either:

          (i) adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest
               Period; or

          (ii) the interest rate determined for such Interest Period does not adequately and fairly reflect the cost to Banks (as conclusively certified by Agent) of making, maintaining or funding their LIBO Rate Advances during such Interest Period, in either case with respect to (i) proposed Advances that Borrower has requested be made as LIBO Rate Advances, (ii) LIBO Rate Advances that will result from the requested conversion of Prime Rate Advances into LIBO Rate Advances, or
               (iii) the continuation of LIBO Rate Advances beyond the expiration of the then current Interest Period with respect thereto;

     Agent shall give telephonic  notice thereof to Borrower as

     soon as practicable thereafter.   Unless Borrower notifies

     Agent  upon  receipt  of  such notice that  it  wishes  to rescind or modify its request,  Agent  shall  arrange that

     (x) any affected LIBO Rate Advances requested by  Borrower shall  be made as Prime Rate Advances, (y) any Prime  Rate

     Advances  to  Borrower that were to have been converted to

     LIBO Rate Advances shall be continued as, or converted to,

     Prime Rate Advances,  and  (z)  all  outstanding LIBO Rate

     Advances to Borrower shall be converted,  on  the last day of the then current Interest Period with respect  thereto,

     to  Prime  Rate  Advances.   Until  such  notice  has been

     withdrawn by Agent, no further LIBO Rate Advances shall be made  to  Borrower,  nor shall Borrower have the right  to convert Prime Rate Advances to LIBO Rate Advances.

          (h)  Notwithstanding  any  other  provision  in  this

     Agreement,  if the adoption of or any change in any law or regulation or in the interpretation or application thereof

     (whether or not  having  the  force  of law) shall make it unlawful or impossible for Bank to make,  maintain or fund

     LIBO Rate Advances as contemplated by this Agreement:  (a)

     the  commitment  of  Banks  hereunder  to  make LIBO  Rate

     Advances, continue LIBO Rate Advances as such  and convert

     Prime Rate Advances to LIBO Rate Advances shall  forthwith be  cancelled;  (b) the Advances then outstanding as  LIBO

     Rate Advances, if any, shall be converted automatically to

     Prime Rate Advances  on  the  respective  last days of the

     then  current  Interest  Periods  with  respect   to  such

     Advances or within such earlier period as required by law;

     and (c) Borrower shall pay Banks such amounts, if any,  as may be required pursuant to paragraph (i) below.

          (i)   Borrower  agrees to indemnify Banks and to hold

     Banks harmless from any  loss  or  expense which Banks may sustain or incur as a consequence of  (a)  the  making  by

     Borrower  of  a prepayment (whether mandatory or optional)

     or any other payment of a LIBO Rate Advance on a day which is not the last  day  of  the Interest Period with respect thereto, and/or (b) the conversion,  whether  voluntary or involuntary,  of  a  LIBO  Rate Advance into a Prime  Rate

     Advance pursuant to this Section 3.6 or otherwise on a day which  is  not the last day of  an  Interest  Period  with respect thereto,  including,  without  limitation, in each

     case   any   such   loss  or  expense  arising  from   the

     reemployment of funds  obtained by it to maintain its LIBO

     Rate Advances hereunder  or from fees payable to terminate the deposits from which such  funds  were  obtained.  This covenant  shall survive the termination of this  Agreement and the payment  of the Advances and all other obligations hereunder.


     Section  4.  Payments,   Prepayments,   and  Reduction  or

Termination of the Revolving Credit Facility.

     4.1  Method  of  Payment.   All  payments  of   principal,

interest  and  other amounts to be made by Borrower under  this

Agreement or any  of the Notes or other Loan Documents shall be made to Agent for the account of Banks at Agent's office at 201

St. Charles Avenue,  New  Orleans,  Louisiana 70170 (or at such other address as Agent or either of Banks  may  notify Borrower in  writing),  in immediately available funds, without  setoff,

deduction  or  counterclaim,  not  later  than  2:00 p.m.  (New

Orleans, Louisiana  time)  on  the  date  on which such payment shall  become due (each such payment made after  such  time  on such due  date  to  be  deemed  to  have  been made on the next succeeding  Business  Day)  and,  in  the case of  payments  of principal under the Revolving Credit Facility,  in an amount of

at   least   $100,000.00,  or  an  integral  multiple  thereof.

Borrower shall,  at  the  time  of  making  each  such payment,

specify  to  Agent  the  sums  payable  by Borrower under  this

Agreement,  the  Notes or other Loan Documents  to  which  such

payment  is  to  be  applied.   Notwithstanding  the  foregoing

sentence, unless and until  an  Event  of  Default  shall  have occurred  and be continuing (in which event such payments shall be applied  by  Agent  as  Banks in their sole discretion shall determine), all payments received  by  Agent  shall  be applied first  to  the  payment  of  all amounts (except principal  and interest) at the time due and  unpaid hereunder or under any of the other Loan Documents, then to  interest  hereon  or thereon accrued  to  the  date  of  payment  and  finally to the unpaid principal hereunder or thereunder.  Whenever  any payment under this Agreement, the Notes or any other Loan Document  shall  be stated to be due on a day that is not a Business Day, such pay-

ment  may be made on the next succeeding Business Day, and such extension  of  time  shall  in  such  case  be  included in the computation of the payment of interest.  Upon receipt  of  each such  payment, Agent shall make prompt payment within three (3)

Business  Days  to  each  Bank  in  like  funds  of all amounts received by Agent for the account of such Bank.

     4.2  Sharing of Payments.  Banks shall share  equally  all payments  made  pursuant  to this Agreement and the benefits of and from the Collateral and all proceeds from the sale thereof.

If either Bank shall receive at any time any payment hereunder,

or interest thereon, or receive  any  Collateral  (or  proceeds

thereof)   in   respect   thereof   (whether   voluntarily   or

involuntarily,  by  setoff or otherwise), or interest in any of the foregoing, in a greater  proportion  than  the  other  Bank

(such  Bank  receiving the greater proportion being referred to herein as the  "Benefitted  Bank"),  such Benefitted Bank shall purchase  for cash from the other Bank  such  portion  of  such other Bank's  Notes or Letters of Credit, or shall provide such other Bank with  the  benefit  of  any  such  Collateral or the proceeds thereof, as the case may be, as shall  be necessary to cause  such  Benefitted  Bank  to  share the excess payment  or benefits of such Collateral or proceeds  equally with the other

Bank;  provided, however, that if all or any  portion  of  such excess payment  or  benefits  is thereafter recovered from such

Benefitted Bank, such purchases  shall  be  rescinded,  and the purchase  price  and  benefits  returned, to the extent of such

recovery.   Borrower  agrees that each  Bank  so  purchasing  a

portion of another Bank's  Notes  or  Letters of Credit, as the case  may  be, may exercise all rights of  payment  (including,

without limitation,  rights  of  setoff)  with  respect to such portion as fully as if such Bank were the direct holder of such portion.

     4.3  Payments  Without  Deduction.   Borrower  shall   pay

principal,  interest and other amounts under, and in accordance with the terms of, this Agreement, the Notes and the other Loan

Documents free  and  clear of and without deduction for any and all  present and future  taxes,  levies,  imposts,  deductions,

charges, withholdings and all other liabilities whatsoever.

     4.4  Reduction   of  Credit.   Subject  to  Section 3.6(i)

above, Borrower may from  time to time, upon at least three (3)

Business Day's prior telephonic  notice  (confirmed in writing)

to  Agent,  permanently  reduce  the  amount  of   the  maximum

Revolving  Commitment  available  under  the  Revolving  Credit

Facility,  but  only  upon payment of the outstanding principal amount of each Note in  excess  of  one-half  (1/2)  of  the then reduced  amount  of  the maximum Revolving Commitment available under the Revolving Credit Facility.  Any such reduction of the

Revolving Commitment shall be in an amount of $100,000.00 or an

integral multiple thereof.   Subject  to  Section 3.6(i) above,

Borrower  may at any time on like notice terminate  the  entire

Revolving  Commitment  available  under  the  Revolving  Credit

Facility  upon   payment   in  full  of  the  Notes  and  other

liabilities  of  Borrower  relating  to  the  Revolving  Credit

Facility.

     Section 5. Representations and Warranties of Borrower.

     Borrower represents and warrants to Banks and Agent that:

     5.1  Corporate  Existence.    Each  of  Borrower  and  its

Subsidiaries is a corporation duly organized,  validly existing and in good standing under the laws of the State  of Louisiana;

and  each  of  Borrower  and its Subsidiaries has all necessary corporate power and authority  to  acquire,  own  and  hold the property  and all other properties it purports to own and  hold and to carry on its business as now conducted.

     5.2  Authorization;  Validity.   Each  of Borrower and its

Subsidiaries is and/or has been duly authorized  to execute and deliver  this Agreement and all other Loan Documents  to  which such Borrower  or  Subsidiary  is  a  party  and to perform its obligations under this Agreement and all other  Loan  Documents to  which such Borrower or Subsidiary is a party.  Borrower  is duly  authorized  and  will  continue  to be duly authorized to borrow money hereunder.  Each of this Agreement  and  the other

Loan Documents to which Borrower or one of its Subsidiaries  is a  party,  as  executed  and  delivered, constitutes the legal,

valid   and  binding  obligation  of   Borrower   and/or   such

Subsidiary, enforceable in accordance with the respective terms thereof.

     5.3  No Conflicts.  The execution and delivery of the Loan

Documents  and  the  performance  by  each  of Borrower and its

Subsidiaries of its obligations thereunder do  not and will not conflict with any provision of law or of the charter or by-laws of Borrower or such Subsidiary or of any agreement binding upon

Borrower or such Subsidiary, as the case may be.

     5.4  Financial  Statements.  Borrower's audited  financial statement as of December 31,  1996,  a  copy  of which has been furnished to Banks, has been prepared in conformity  with  GAAP applied on a basis consistent with that of the preceding fiscal year  and  period,  presents  fairly the financial condition of

Borrower as of such date and the  results of its operations for

the  periods  then  ended.   Borrower's   unaudited   financial

statement  as  of  March  31,  1997,  a  copy of which has been previously  furnished  to  Banks,  except for  the  absence  of

footnotes   normally   associated  with  financial   statements

prepared  in  accordance  with   GAAP,  has  been  prepared  in

conformity  with  GAAP  and  presents   fairly   the  financial

condition  of Borrower as of such date and the results  of  its

operations for  the  periods  then  ended.   Since December 31,

1996, there has been no material adverse change  in  Borrower's financial  condition.  Since December 31, 1996, there has  been no material adverse change in the financial condition of any of

Borrower's Subsidiaries.

     5.5  Litigation.   To  the  best  of Borrower's knowledge,

after  due  inquiry, no litigation or governmental  proceedings are pending or  threatened  against  Borrower  or  any  of  its

Subsidiaries,  the  results  of  which  might materially affect

Borrower's  or  such  Subsidiary's   financial   condition   or

operations,  except  those  referred to in a schedule furnished contemporaneously herewith and  attached  hereto as Schedule 1.

Other  than  any  liability  incident  to  such  litigation  or proceedings  or  provided  for  or  disclosed  in the financial statements referred to in Section 5.4, Borrower  does  not have any  material  contingent  liabilities.  No Subsidiary has  any material contingent liability  other  than those imposed by the

Collateral Documents.

     5.6  Liens.  None of the assets of  Borrower or any of its

Subsidiaries with a net book value of greater  than  $25,000.00 is  subject  to any Lien, except for the Liens created pursuant to the Collateral Documents and Permitted Liens.

     5.7  Subsidiaries.   Borrower  has  no  Subsidiaries other

than   Dolphin   Services,  and   Dolphin  Services    has   no

Subsidiaries.

     5.8  Purpose.    The  proceeds  of  the  Revolving  Credit

Facility  shall  be used  by  Borrower  for  general  corporate purposes.

     5.9  Use of Proceeds;  Margin Securities.  Borrower is not

engaged in the business of purchasing  or  selling margin stock

(as defined in Regulation U of the Board of  Governors  of  the

Federal  Reserve  System) or extending credit to others for the

purpose  of  purchasing   or   carrying   margin   stock   and,

notwithstanding Section 5.8 hereof, no part of the proceeds  of any  borrowing  hereunder will be used to purchase or carry any margin stock or for  any  other purpose which would violate any of the margin regulations of such Board of Governors.

     5.10 Compliance with ERISA.   Each  of  Borrower  and  its

Subsidiaries   is   in   compliance   with   all  statutes  and

governmental rules and regulations applicable to it, including,

without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA").  No condition exists or event or transaction  has  occurred  in  connection  with any  plan,  as defined  in  Sections  3(3) and 3(37) of ERISA,  maintained  by

Borrower  or  any  of its Subsidiaries  (any  such  plan  being

hereinafter  called  the   "Plan"),   which   could  result  in

Borrower's   or   such   Subsidiary's  incurring  any  material

liability, fine or penalty.  No Reportable Event (as defined in

ERISA) has occurred with respect  to  any  such  Plan.  Neither

Borrower  nor  any of its Subsidiaries has withdrawn  from  any such Plan or initiated  steps  to  do so and no steps have been taken to terminate any such Plan.

     5.11 Consents.  No consent, approval  or authorization of,

or  registration  or  declaration  with, any federal  or  state governmental  authority  or  other  regulatory  agent  for  the validity of the execution and delivery  or  for the performance by Borrower or any of its Subsidiaries of the Loan Documents is

required.

     5.12 Tax Returns.  Each of Borrower and  its  Subsidiaries

has filed all tax returns which are required to be filed by any jurisdiction,  and  has  paid  all taxes which have become  due pursuant to said returns or pursuant to any assessments.

     5.13 Operation of Business.   Each  of  Borrower  and  its

Subsidiaries   possesses  all  licenses,  permits,  franchises,

patents, copyrights,  trademarks  and  trade  names,  or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither Borrower

nor  any  of  its  Subsidiaries  is   in violation of any valid

rights of others with respect to any of the foregoing.

     5.14 Rights in Properties; Liens.   Each  of  Borrower and

its  Subsidiaries  has  good  and  indefeasible  title  to  its

properties   and  assets,  real  and  personal,  including  the

properties and  assets  reflected  in  the financial statements described in Section 5.4 hereof, and none  of  the  properties,

assets or leasehold interests of Borrower or any Subsidiary  is subject  to  any  Lien,  except  as  permitted  by Section 6.11 hereof.

     5.15 Debt.  Borrower has no Debt, except as  disclosed  in the financial statements described in Section 5.4 hereof and as

otherwise  permitted  by  this  Agreement.   No  Subsidiary  of

Borrower  has  any  Debt  except  as  owed  to  Borrower  or as otherwise permitted by this Agreement.

     5.16 Disclosure.    No   statement,  information,  report,

representation or warranty made  by  Borrower  or  any  of  its

Subsidiaries  in  this  Agreement  or  in any of the other Loan

Documents or furnished by Borrower or any  of  its Subsidiaries to  Banks  or  Agent  in  connection  with  the negotiation  or

preparation  of  this  Agreement,  or  any  amendment   hereto,

contains  any  untrue statement of a material fact or omits  to state any material fact necessary to make the statements herein

or therein not misleading.   There is no fact known to Borrower

or to any of its Subsidiaries  that  has  not been disclosed in writing to Banks which has a material adverse  effect, or which might  in  the  future have a material adverse effect,  on  the

business,  assets,   financial   condition   or  operations  of

Borrower, any of its  Subsidiaries or on the Collateral.

     5.17 Registered  Office;  Principal  Place  of   Business;

Location of Collateral.  The principal place of business, chief executive  office  and  registered  office of Borrower and  the place  where  Borrower  keeps its books  and  records  and  all

Collateral is located on  the  Real  Property.    The principal

place of business, chief executive office and registered office of Dolphin Services and the place where Dolphin Services  keeps its  books  and  records  and  all  Collateral owned by Dolphin

Services and encumbered by the Collateral  Documents is located in Terrebonne Parish, Louisiana (with the exception  of certain such Collateral which is, from time to time and in the ordinary course  of  Dolphin Services' business, temporarily located  at job sites outside  of  Terrebonne Parish).  Borrower has always maintained its registered  office  in either Terrebonne or East

Baton Rouge Parish, Louisiana, and Dolphin  Services has always

maintained   its   registered  office  in  Terrebonne   Parish,

Louisiana.  Neither  Borrower nor any of its Subsidiaries does,

or has ever done, any  business from any location other than as

set forth in this Section.   No  Person  other  than  Borrower,

Dolphin Services, Agent and Banks has possession of any  of the

Collateral.

     5.18 Investment Company Act.  Neither Borrower nor any  of

its Subsidiaries is  an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

     5.19 Other Agreements.  With the exception of construction contracts  entered  into by Borrower or one of its Subsidiaries in  the ordinary course  of  Borrower's  or  such  Subsidiary's business,  neither  Borrower  nor  any of its Subsidiaries is a party to any indenture, loan or credit  agreement,  or  to  any lease  or  other  agreement  or  instrument,  or subject to any charter  of corporate restriction which could have  a  material adverse effect  on the business, properties, assets, operations or conditions, financial  or  otherwise,  of  Borrower  or such

Subsidiary,  or  the ability of Borrower or such Subsidiary  to pay and perform its  obligations  under  the  Loan Documents to

which  it  is  a  party.   Neither  Borrower  nor  any  of  its

Subsidiaries  is  in default in any respect in the performance,

observance or fulfillment  of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

     5.20 Compliance  with  Law.   Each  of  Borrower  and  its

Subsidiaries   is  in  compliance   with   all   laws,   rules,

regulations,  orders   and  decrees  which  are  applicable  to

Borrower,  its  Subsidiaries   or   any   of  their  respective

properties.  Without limiting the generality of the foregoing:

          (a)  Employment Matters.  Each of  Borrower  and  its

     Subsidiaries  is  in  full  compliance with all applicable

     laws,  rules,  regulations  and   governmental   standards

     regarding  employment, including, without limitation,  the minimum wage  and  overtime  provisions  of the Fair Labor

     Standards Act, as amended (29 U.S.C. Sections 201-219),  and the regulations promulgated thereunder.

          (b) Environmental Matters.

          (i)  Each    of   Borrower   and   its
               Subsidiaries   and  all  of their
               respective properties, assets and
               operations are in full compliance
               with   all   Environmental  Laws.
               Neither Borrower  nor  any of its
               Subsidiaries is  aware of  or has
               received  notice  of,  any  past,
               present   or  future  conditions,
               events, activities,  practices or
               incidents   which  may  interfere
               with or prevent the compliance or
               continued compliance  of Borrower
               or  any of its Subsidiaries  with
               all Environmental Laws.

          (ii) Each  of Borrower and its Subsidiaries
               has obtained all permits, licenses and
               authorizations and has filed all plans
               which are required under Environmental
               Laws in  order to conduct its business
               and/or own  its  properties and assets
               including   without   limitation   all
               Louisiana   air    emission    permits
               required  under any Environmental  Law
               in order to conduct Borrower's or such
               Subsidiary's  business  and/or own its
               assets or properties.

          (iii)Each of Borrower and its Subsidiaries has on file an SPCC Plan as required under applicable Environmental Laws in connection with Borrower's or any Subsidiary's storage of petroleum on the Real Property.

          (iv) No  Hazardous  Substances or  Solid  Wastes
               exist on, about  or  within  or  have  been
               used,   generated,   stored,   transported,
               disposed of on, or released from any of the properties or assets of Borrower or any of its Subsidiaries except in compliance with Environmental Laws.

          (v)  There   is  no  action,  suit,  proceeding,
               investigation  or inquiry before any court,
               administrative agency or other governmental
               authority pending  or,  to the knowledge of
               Borrower   or   any  of  its  Subsidiaries,
               threatened against  Borrower  or any of its
               Subsidiaries  relating  in any way  to  any
               Environmental  Law.  Neither  Borrower  nor
               any  of  its  Subsidiaries   has   (A) been
               notified  of  any  liability  for  remedial
               action   under   any   Environmental   Law,
               (B) received any request for information by
               any governmental authority with respect  to
               the  condition,  use or operation of any of
               its properties or  assets,  or (C) received
               any notice from any governmental  authority
               or   other   Person  with  respect  to  any
               violation  of  or   liability   under   any
               Environmental Law.

     5.21 Corporate Name.  The exact corporate name of Borrower as it appears in its articles of incorporation is as set  forth in  the  introduction of this Agreement and, with the exception of doing business under the name GIFI, Inc., Borrower has never done any business  in  any  location under any other name.  The exact corporate name of Dolphin  Services  as it appears in its articles of incorporation is as set forth in  the  recitals  of this  Agreement,  and  Dolphin  Services  has  never  done  any business in any location under any other name.

     5.22 Collateral.  The Collateral Documents create in favor of  Banks,  and/or  Agent  for  the  benefit  of  Banks, valid,

enforceable  and  perfected  Liens  on the properties described therein, which Liens secure the payment  and performance of the obligations of Borrower and its Subsidiaries to Banks described in the Collateral Documents, and which Liens  are  superior  to the  rights of all third Persons, whether now existing or here-

after arising.

     5.23 Taxpayer  I.D.  Numbers.  Borrower's Federal Taxpayer

Identification  Number  is 72-1147390,  and  Dolphin  Services'

Federal Taxpayer Identification Number is 72-0890896.

     5.24 Effect of Dolphin  Merger.   Following  the merger of

Dolphin Sales and Dolphin Steel into Dolphin Services  pursuant to  a  certain Agreement of Merger among Dolphin Sales, Dolphin

Steel and  Dolphin  Services,  dated  April 30,  1997,  Dolphin

Services   acquired   ownership  of  Dolphin  Sales'  immovable

property  subject  to  the  Liens  previously  created  by  the

Collateral Documents on  such immovable property which continue in full force and effect and  with  the same ranking as existed prior to said merger.

     Section 6. Borrower's Covenants.

     From the date of this Agreement  and  thereafter until the expiration  or  termination  of  the Revolving Commitment,  and until the Notes and other liabilities of Borrower hereunder are paid in full and all other obligations  and  liabilities  under the  Loan  Documents  are  performed and paid in full, Borrower agrees that it will:

     6.1. Financial Statements.  Furnish to Agent:

          (a) promptly after  the  sending  or  filing thereof,

     copies of all reports which Borrower sends to  any  of its public security holders, and copies of all Forms 10-K, 10-

     Q  and  8-K, Schedules 13E-4 (including all exhibits filed therewith)  and  registration  statements,  and  any other

     filings   or  statements  that  Borrower  files  with  the

     Securities   and   Exchange  Commission  or  any  national

     securities exchange;

          (b) within one  hundred  twenty  (120) days after the

     end  of  each fiscal year, a copy of Borrower's  financial statements (describing assets, liabilities, and results of

     operations   for   Borrower  and  its  Subsidiaries  on  a

     consolidated  basis),  audited  by  independent  certified

     public  accountants   of  nationally  recognized  standing

     selected by Borrower and reasonably satisfactory to Banks,

     prepared in conformity with GAAP;

          (c) within forty-five (45) days after the end of each

     month, a copy of Borrower's unaudited financial statements

     (describing assets, liabilities, and results of operations for Borrower and its Subsidiaries on a consolidated basis)

     prepared in conformity  with  GAAP, except for the absence of footnotes normally associated with financial statements prepared in accordance with GAAP;

          (d) together with the financial  statements furnished

     by Borrower under preceding clause (a),  a  certificate of the  president  or chief financial officer of Borrower  to the  effect that no  Event  of  Default  with  respect  to

     Borrower,  or  event  which  might mature into an Event of

     Default  with respect to Borrower,  has  occurred  and  is continuing;

          (e) forthwith  upon  the  occurrence  of  an Event of

     Default, a certificate of the president or chief financial officer  of Borrower specifying the nature and the  period of existence  thereof and what action Borrower proposes to take with respect thereto;

          (f)  written   notice   of  any  and  all  litigation

     affecting Borrower or any of its Subsidiaries, directly or indirectly; provided, however,  this requirement shall not apply  to  litigation involving Borrower  or  one  of  its

     Subsidiaries  and  any  other  party  if  such  litigation involves, in the aggregate, less than $500,000.00;

          (g)  prompt  notice  of  any  change  in  the present

     officers, directors and/or stockholders of Borrower or any of its Subsidiaries; and

          (h)  from  time  to  time, such other information  as

     Banks may reasonably request.

     6.2  Access.  Permit access, and cause its Subsidiaries to permit access, by Banks and Agent  to the books and records and other property of Borrower and its Subsidiaries  during  normal business hours and upon reasonable notice and permit, and cause its  Subsidiaries to permit, Banks to make copies of said books and records.

     6.3  Insurance.   Maintain,  and cause its Subsidiaries to

maintain,  with  financially  sound  and   reputable  insurance

companies workmen's compensation insurance, liability insurance and  insurance  on  Borrower's and its Subsidiaries'  property,

assets and business at  least  to  such extent and against such hazards and liabilities as is commonly  maintained  by  similar companies  and,  in  addition  to the foregoing insurance, such insurance as may be required in  the  Collateral Documents.  In the case of property (whether owned by  Borrower  or  by one of its  Subsidiaries) on which Banks or Agent has a Lien, Borrower shall  provide,  and  shall  cause its Subsidiaries to provide,

Agent with duplicate originals  or  certified  copies  of  such policies  of  insurance  naming Banks as additional loss payees and as additional insureds  as  their  interests may appear and providing  that  such  policies  will not be  canceled  without thirty (30) days' prior written notice to Banks.

     6.4  Repair.  Maintain, preserve  and  keep, and cause its

Subsidiaries  to maintain, preserve, and keep,  Borrower's  and such Subsidiaries' properties in good repair, working order and condition, and  make,  and  cause  its  Subsidiaries  to  make,

necessary and proper repairs, renewals and replacements so that

Borrower's   and  its  Subsidiaries'  business  carried  on  in

connection therewith may be properly conducted at all times.

     6.5  Taxes.   Pay or discharge, and cause its Subsidiaries

to pay and discharge,  at or before maturity or before becoming delinquent (a) all taxes,  levies, assessments and governmental charges imposed on Borrower  or  any of its Subsidiaries or its income or profits or any of its property,  and  (b) all  lawful claims  for  labor,  materials  and  supplies which, if unpaid,

might  become  a Lien upon any of Borrower's  property  or  the property of any  of  its  Subsidiaries; provided, however, that neither Borrower nor any Subsidiary shall be required to pay or discharge  any  tax, levy, assessment  or  governmental  charge

which  is  being  contested   in   good  faith  by  appropriate

proceedings diligently pursued.

     6.6  Corporate   Existence.    Maintain    its   corporate

existence  in  good  standing  and  cause  its Subsidiaries  to

maintain   their  respective  corporate  existences   in   good

standing.

     6.7  Merger.   Without the prior written consent of Banks,

not, and cause each of its Subsidiaries not to:

          (a) be a party  to any merger or consolidation (other

     than a merger of one or  more  of  the  Subsidiaries  into another  Subsidiary  or  a  merger  of  one or more of the

     Subsidiaries  into Borrower, in either event  followed  by notice to Banks  of  the  merger delivered within ten (10)

     days after the merger becomes effective);

          (b)  except in the normal  course  of  its  business,

     sell, transfer,  convey,  or  lease all or any substantial part of Borrower's or a Subsidiary's assets;

          (c) sell or assign, except  in  the  normal course of

     Borrower's  business  or  the  business  of  one   of  its

     Subsidiaries,  with  or  without  recourse,  any  accounts receivable or chattel paper.

     6.8  Compliance.   Comply,  and cause its Subsidiaries  to

comply, with all statutes, laws, ordinances,  orders, rules and

regulations   applicable   to   Borrower  or  such  Subsidiary,

including,  without  limitation,  all  Environmental  Laws  and

ERISA; provided, however, Borrower  and  its Subsidiaries shall be  deemed to be in compliance with this requirement  for  such time  as Borrower or one of its Subsidiaries may be contesting,

in good  faith  and  with diligence by appropriate proceedings,

any alleged violation  of  any  statute,  rule  or  regulation.

Borrower  shall  not  permit,  and  shall  cause  each  of  its

Subsidiaries   not   to  permit,  any  condition  to  exist  in

connection with any Plan which might constitute grounds for the

PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer  such  Plan, and Borrower shall not engage in, or permit to exist or occur, and shall cause its

Subsidiaries not to engage in or permit  to occur or exist, any other condition, event or transaction with respect to, any such

Plan which could result in Borrower or one  of its Subsidiaries incurring any material liability, fine or penalty.

     Without limiting the generality of the foregoing, Borrower shall  comply,  and  shall  cause  each of its Subsidiaries  to

comply,  fully  with  and  maintain  in  effect   any  and  all

environmental   permits   and   licenses   required  under  any

Environmental  Law  in  order  to  conduct Borrower's  or  such

Subsidiary's business.  To the extent such permits are required but  have  not been obtained, or to the  extent  such  existing permits must  be  modified or renewed, Borrower shall make, and shall cause its Subsidiaries  to  make,  timely application for and obtain all such permits, modifications or renewals thereof,

as  the case may be, including, but not limited  to,  necessary federal  and/or  state  water discharge, air emission and waste management permits.

     As often as Banks or  Agent  may  require,  Borrower shall submit to Agent written progress reports addressing  the status of environmental permits and plans required of Borrower  or any of its Subsidiaries, including pending permit applications.

     Anything contained herein to the contrary notwithstanding,

Borrower  shall  not use, or permit any of its Subsidiaries  to use, any of the properties  of Borrower or of one of Borrower's

Subsidiaries  or  allow such properties  to  be  used  for  the storage, treatment  or  disposal  of  Solid  Waste or Hazardous

Substances except in the ordinary course of Borrower's  or such

Subsidiary's  business and in compliance with the terms of  any applicable Environmental Law or permit.

     6.9  Use of  Proceeds.   Not use or permit any proceeds of

the Advances to be used, either directly or indirectly, for the

purpose,  whether  immediate,  incidental   or   ultimate,   of

"purchasing or carrying any margin stock" within the meaning of

Regulation U  of  the Board of Governors of the Federal Reserve

System, as amended  from  time  to  time, and furnish to Banks,

upon either of their requests, a statement  in  conformity with the  requirements  of Federal Reserve Form U-1 referred  to  in

Regulation U of the  Board  of Governors of the Federal Reserve

System.

     6.10 Financial Covenants.   Maintain,  on  a  consolidated

basis with all of its Subsidiaries,

          (a) a ratio of current assets to current liabilities,

     as determined in accordance with GAAP, in excess  of  1.50 to 1.00;

          (b)  a  minimum Net Worth of THIRTY-EIGHT MILLION AND

     NO/100 DOLLARS  ($38,000,000.00)  from  the  date  of this

     Agreement  until  June 30,  1997  and  a minimum Net Worth thereafter  equal to the sum of THIRTY-EIGHT  MILLION  AND

     NO/100 DOLLARS  ($38,000,000.00)  plus  (1)  fifty percent

     (50%) of the earnings of Borrower and its Subsidiaries, as

     determined   in   accordance  with  GAAP,  accruing  after

     June 30, 1997 and (2)  one  hundred  percent (100%) of the proceeds of any future public equity offering by Borrower,

     net  of any fees, commissions, expenses  and  other  costs incurred by Borrower in connection with such public equity offering;

          (c)  a ratio of Debt to Net Worth no greater than .50

     to 1.00; and

          (d) a  ratio  of EBIT to Interest Expense of at least

     4.00 to 1.00, such ratio to be determined as of the end of each  fiscal quarter  by  giving  effect  to  such  fiscal quarter  and  the  three  (3) immediately preceding fiscal quarters; provided that there shall be no Event of Default under this Section 6.10(d)  unless  Borrower fails to meet the ratio described in this Section 6.10(d)  for three (3)

     successive fiscal quarters.

     6.11 Liens.   Not  create, incur, or suffer to exist,  and

not permit any of Borrower's  Subsidiaries  to create, incur or suffer to exist, any Lien on any of Borrower's  property  or on the property of Borrower's Subsidiaries except ((a) through (g)

of   this   Section  being  referred  to  collectively  as  the

"Permitted Liens"):

          (a)  those  for  taxes,  assessments  or governmental

     charges  or  levies if the same shall not at the  time  be delinquent or  thereafter  can be paid without penalty, or are  being  contested in good  faith  and  by  appropriate proceedings;

          (b)  those   imposed   by  law,  such  as  carriers',

     warehousemen's  and mechanics'  liens  and  other  similar liens arising in  the  ordinary  course  of business which secure  payment  of obligations not more than  sixty  (60)

     days past due;

          (c) those arising  out  of  pledges or deposits under

     workmen's compensation laws, unemployment  insurance,  old age  pensions,  or  other  social  security  or retirement benefits, or similar legislation;

          (d) utility easements, building restrictions and such

     other encumbrances or charges against real property as are of a nature generally existing with respect to  properties of  a  similar  character and which do not in any material way affect the marketability of the same or interfere with the use thereof in  the  business of Borrower or of any of

     Borrower's Subsidiaries;

          (e) lessors' interests under financing leases;

          (f) liens on assets of  Borrower and its Subsidiaries

     not  covered  by  the Loan Documents  which  liens  secure

     obligations  of  Borrower   or  its  Subsidiaries  in  the

     ordinary course of business which in the aggregate for all such obligations of Borrower  and  its Subsidiaries do not exceed $250,000.00; and

          (g) the Liens created pursuant to the Loan Documents.

     6.12 Debt.  Not create or permit to  exist,  and not allow any  of Borrower's Subsidiaries to create or permit  to  exist,

any Debt  without  the prior written consent of Banks, if, as a result thereof, exclusive  of  the indebtedness contemplated by this Agreement, the aggregate amount  of  Debt  of Borrower and

its   Subsidiaries  would  exceed  the  sum  of  $1,000,000.00;

provided,  however,  that any Subsidiary may incur Debt owed to

Borrower and such Debt  owed  to Borrower shall not be included in the $1,000,000.00 limit.

     6.13 Shareholder or Employee  Loans.   Not  make,  and not

permit  any  Subsidiary to make, advances or loans to employees of Borrower or any Subsidiary or shareholders of Borrower which exceed the aggregate amount of $100,000.00.

     6.14 Change  in Business.  Carry on and conduct, and cause its Subsidiaries to  carry  on  and  conduct,  the  business of

Borrower and each of its Subsidiaries in substantially the same manner  and  in substantially the same fields of enterprise  as such businesses  are  presently  conducted;  provided, however,

that the foregoing shall not prevent Borrower  or  one  of  its

Subsidiaries  from engaging in new and additional activities as long as said activities are in substantially the same fields of enterprise as are  currently  being  engaged in by Borrower and

Dolphin Services.

     6.15 Accounts   Receivable.   Provide,   and   cause   its

Subsidiaries to provide, Banks with aging reports of Borrower's and such Subsidiaries' accounts receivable on a monthly basis.

     16.16 Compliance with  Agreements.   Comply with, and cause

each  of  its  Subsidiaries  to  comply  with, all  indentures,

mortgages,  deeds  of  trust  and other agreements  binding  on

Borrower  or  any  Subsidiary or affecting  its  properties  or business.

     6.17 Further Assurances.   Execute  and deliver, and cause

its   Subsidiaries   to  execute  and  deliver,  such   further

documentation as may be  requested  by  Banks or Agent to carry out the provisions and purposes of this Agreement and the other

Loan Documents and to preserve and perfect  the  Liens of Banks or Agent for the benefit of Banks, as the case may  be,  in the

Collateral.

     6.18 Disposition  of  Assets.   Not  sell,  lease, assign,

transfer or otherwise dispose of, and shall cause  each  of its

Subsidiaries  not to sell, lease, assign, transfer or otherwise

dispose  of,  any   of   its  assets,  except  dispositions  of

inventory, equipment, and  scrap  in  the  ordinary  course  of business and as otherwise provided in this Agreement.

     6.19 Change  Tax  I.D.  Number.   Not  change,  and  cause

Dolphin  Services  not  to  change, any of the Federal Taxpayer

Identification Numbers set forth in Section 5.23 hereof without giving Agent at least sixty (60) days' prior written notice.

     6.20 Indemnity.  Indemnify,  defend  and  hold  Agent  and

Banks   and   their  respective  directors,  officers,  agents,

attorneys and employees  harmless  from and against all claims,

demands,  causes  of  action, liabilities,  losses,  costs  and

expenses  (including,  without   limitation,   costs  of  suit,

reasonable  legal  fees  and fees of expert witnesses)  arising from or in connection with (a) the presence in, on or under any

property  of  Borrower  or  of   any   Subsidiary  of  Borrower

(including,  without  limitation,  the Real  Property)  of  any

Hazardous  Substance  or  Solid  Waste,   or  any  releases  or

discharges (as the terms "release" and "discharge"  are defined under  any  applicable  Environmental  Law)  of  any  Hazardous

Substance  or Solid Waste on, under or from such property,  (b)

any activity  carried  on or undertaken on or off such property of Borrower or of any of  its Subsidiaries, whether prior to or during the term of this Agreement, and whether by Borrower, any of its Subsidiaries or any  predecessor  in title to Borrower's or  such  Subsidiary's  property  or  any officers,  employees,

agents,   contractors  or  subcontractors  of   Borrower,   any

Subsidiary  of  Borrower  or  any  predecessor  in title to the property  of Borrower or such Subsidiary, or any third  persons

at  any  time   occupying  or  present  on  such  property,  in

connection with the  handling,  use,  generation,  manufacture,

treatment,   removal,   storage,   decontamination,   clean-up,

transportation or disposal of any Hazardous Substance or  Solid

Waste  at  any  time  located or present on or under any of the aforedescribed property,  or  (c)  any  breach  of  any  repre-

sentation,  warranty  or  covenant  under  the  terms  of  this

Agreement.   The foregoing indemnity shall further apply to any

residual contamination  on  or  under  any or all of the afore-

described property, or affecting any natural  resources, and to any contamination of any property or natural resources  arising in  connection  with the use, handling, storage, transportation or disposal of any  Hazardous  Substance  or  Solid  Waste, and irrespective of whether any of such activities were or  will be undertaken  in  accordance  with  applicable laws, regulations,

codes and ordinances.  The indemnity  described in this Section shall survive the termination of this Agreement  for any reason whatsoever.

     6.21 Real Property.  Not create a Lien on any  of the Real

Property, or permit any Subsidiary to create a Lien on  any  of the  Real Property, in favor of, or otherwise convey, or permit a Subsidiary to convey, any portion of the Real Property to any

Person without the prior written consent of Banks.

     Section 7. Conditions Precedent to Extensions of Credit.

     The obligation of Banks to extend credit to Borrower under this Agreement is subject to the satisfaction of the conditions precedent,  in  addition to the applicable conditions precedent set forth in Section  8  below  with respect to Advances and/or

Letters  of  Credit, that Borrower  shall  have  delivered,  or caused  to  be  delivered,  to  Banks  in  form  and  substance satisfactory to Banks:

     7.1  Borrower's  Resolutions.   Copies,  duly certified by

the  secretary or assistant secretary of Borrower,  of  (a) the resolutions  of  Borrower's  Board of Directors authorizing the borrowings hereunder and the execution  and  delivery of all of the  Loan  Documents  to  which  Borrower  is a party,  (b) all documents  evidencing  other  necessary  corporate  action  and

(c) all approvals or consents, if any, with respect to the Loan

Documents.

     7.2  Dolphin   Services'   Resolutions.     Copies,   duly

certified  by the secretary or assistant secretary  of  Dolphin

Services, of  (a) the resolutions of Dolphin Services' Board of

Directors  authorizing   the   borrowings   hereunder  and  the

execution  and delivery of all of the Loan Documents  to  which

Dolphin Services is a party, (b) all documents evidencing other necessary corporate  action  and (c) all approvals or consents,

if any, with respect to the Loan Documents.

     7.3  Notes.  Borrower's duly executed Notes payable to the order of Banks.

     7.4  New Collateral Documents.   The  duly  authorized and

executed  new  Collateral  Documents  of  Borrower and  Dolphin

Services annexed hereto as Exhibits "D", "E",  "F",  "G",  "H",

"I", and "J" (the "New Collateral Documents").

     7.5  Incumbency.   Certificates  of Borrower's and Dolphin

Services'  secretary or assistant secretary,  substantially  in the form of  Exhibit "K"  hereto,  certifying  the  name of the officers of Borrower and Dolphin Services authorized to execute the Loan Documents, and all other documents or certificates  to be  delivered  hereunder,  together with the true signatures of such officers.

     7.6  Certification.  A  certificate,  substantially in the form of Exhibit "L" hereto, of the president or chief financial officer of Borrower as to the matters set out  in  Sections 8.1 and 8.2 hereof.

     7.7  Opinion.   The  opinion  of  Jones, Walker, Waechter,

Poitevent,  Carrere  & Denegre, L.L.P., counsel  to  Banks  and

Agent,  addressed  to Banks  and  Agent,  to  the  effect  that

(a) Borrower  and  Dolphin   Services   are  corporations  duly

organized, validly existing and in good standing under the laws of  the  State  of Louisiana; (b) Borrower has  full  power  to

execute,  deliver   and  perform  its  obligations  under  this

Agreement, the Notes  and  the Collateral Documents to which it is a party; (c) Dolphin Services  has  full  power  to execute,

deliver  and  perform its obligations under this Agreement  and the Collateral  Documents  to  which  it  is a party;  (d) such actions  have  been duly authorized by all necessary  corporate action, and are not in conflict with any provision of law or of the charter or by-laws  of Borrower or Dolphin Services, nor to the best of counsel's knowledge, in conflict with any agreement

binding  upon  Borrower  or   Dolphin  Services;  and  (e) this

Agreement, the Notes,  and the New Collateral Documents are the

legal  and  binding  obligations  of  Borrower  enforceable  in accordance with their respective terms,  except  as enforcement

may   be  limited  by  applicable  bankruptcy,  reorganization,

moratorium or similar laws.

     Section  8.  Additional  Conditions  Precedent to Advances

and/or Letters of Credit.

     The obligation of Banks to make any Advance  and/or  issue any  Letter  of  Credit  under the Revolving Credit Facility is subject  to,  in addition to  the  satisfaction  of  all  other

conditions  precedent   applicable   to  the  Revolving  Credit

Facility and set forth in Section 7 above,  the satisfaction of each of the following conditions precedent:

     8.1  Default.   Before  and  after giving effect  to  such

Advance and/or Letter of Credit, no Event of Default shall have occurred and be continuing.

     8.2  Warranties.  Before and after  giving  effect to such

Advance  and/or  Letter  of  Credit,  the  representations  and warranties  in Section 5 hereof shall be true  and  correct  as though made on the date of such Advance and/or Letter of Credit

except  for  such   changes   as   are  specifically  permitted

hereunder.

     Section 9. Events of Default.

     The following events shall constitute  Events  of  Default hereunder and under the Revolving Credit Facility, individually and collectively, and under all other Loan Documents:

     9.1  Payment.  Default in the payment of principal on  any one or more of the Notes when due, or default in the payment of any  interest on any one or more of the Notes or any expense or fee hereunder  or  under any of the other Loan Documents, which default shall continue  for a period of five (5) days following written notice thereof to Borrower from Banks or Agent;

     9.2  Other  Indebtedness.    Any   other  indebtedness  of

Borrower  is not paid at maturity or becomes  due  and  payable prior to its  expressed  maturity  by  reason of any default by

Borrower in the performance or observance  of any obligation or condition thereunder which default shall continue  for a period of  thirty  (30)  days  following  written  notice  thereof  to

Borrower from Banks or Agent;

     9.3  Other  Default.   Any default of any other obligation

of Borrower under the terms of  any  note  or  notes, mortgage,

indenture,  loan  agreement  or security document of  Borrower,

including, without limitation, any of the Loan Documents, which default  shall  continue  for  a period  of  thirty  (30)  days following written notice thereof  to  Borrower  from  Banks  or

Agent,  it being expressly understood and agreed that a default under any note, mortgage, indenture, loan agreement or security document of Borrower, including, without limitation, any of the

Loan Documents,  shall  constitute  a  default  under all other notes,  mortgages,  indentures,  loan  agreements and  security

documents   held   by   Banks  or  Agent,  including,   without

limitation, the Loan Documents;

     7.4  Insolvency.  Borrower  or  any Subsidiary of Borrower

becomes insolvent or admits in writing its inability to pay its debts as they mature or applies for, consents to, or acquiesces in the appointment of a trustee or receiver  for Borrower, such

Subsidiary  or any property of Borrower or of such  Subsidiary;

or,  in  the  absence   of   such   application,   consent   or

acquiescence,  a trustee or receiver is appointed for Borrower,

for any Subsidiary of Borrower or for a substantial part of any property of either  Borrower  or of any of its Subsidiaries and is not discharged within thirty  (30)  days; or any bankruptcy,

reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding  is  instituted  by or against Borrower  or  any  of

Borrower's Subsidiaries, and  if instituted against Borrower or

one  of  Borrower's  Subsidiaries,   it   is  consented  to  or

acquiesced in by Borrower or such Subsidiary,  or  remains  for thirty  (30)  days undismissed; or any warrant of attachment is issued against  any  substantial  portion  of  the  property of

Borrower or of any Subsidiary of Borrower which is not released within thirty (30) days of service;

     7.5  ERISA.  The PBGC applies to a United States  District

Court  for the appointment of a trustee to administer any  Plan adopted, established or maintained by Borrower, or for a decree adjudicating  that  any such Plan must be terminated; a trustee is appointed pursuant to ERISA to administer any such Plan; any action is taken to terminate  any such Plan or any such Plan is permitted  or caused to be terminated  if,  at  the  time  such action is taken  or  such  termination of such Plan occurs, the

Plan's "vested liabilities,"  as  defined  in  Section 3(25) of

ERISA, exceed the then value of its assets at the  time of such termination;

     7.6  Agreements.   Default  in the performance of  any  of

Borrower's  covenants  and/or  agreements  set  forth  in  this

Agreement  and/or  any of the other  Loan  Documents  (and  not constituting an Event  of  Default  under  any of the preceding subsections  of this Section 9), which default  shall  continue for a period of  thirty  (30) days after written notice thereof to Borrower from Banks or Agent;

     7.7  Representation or  Warranty.   Any  representation or

warranty  made  by  Borrower or by any Subsidiary  of  Borrower herein is untrue in any  material  respect,  or  any  schedule,

statement,  report, notice or writing furnished by Borrower  or any of the Owners to Banks is untrue in any material respect on the  date as of  which  the  facts  set  forth  are  stated  or certified  which  default shall continue for a period of thirty

(30) days after written  notice  thereof to Borrower from Banks or Agent; and

     7.8  Subsidiary  Default.   Any   Subsidiary  of  Borrower

defaults on the payment of any amount due  Banks under any Loan

Document  to  which such Subsidiary is a party,  which  default shall continue  for a period of five (5) days following written

notice  thereof  to   Borrower   from   Banks   or  Agent;  any

representation  or  warranty  made by a Subsidiary of  Borrower under any Loan Document is untrue in any material respect as of the date made, or any schedule,  statement,  report,  notice or writing  furnished  by  a  Subsidiary  of Borrower to Banks  is untrue  in any material respect on the date  as  of  which  the facts set  forth  are  stated or certified, which default shall continue for a period of  thirty (30) days after written notice thereof to Borrower from Banks  or  Agent; or any Subsidiary of

Borrower  defaults in the performance  of  any  other  covenant and/or agreement  set  forth in any Loan Document to which such

Subsidiary  is a party, which  default  shall  continue  for  a period of thirty  (30)  days  after  written  notice thereof to

Borrower from Banks or Agent.

     Upon  the  occurrence of any Event of Default,  Banks,  or

Agent upon the direction  of  Banks,  in addition to all of the remedies conferred upon Agent and/or Banks under law, in equity or under any of the Loan Documents, may  declare  the Revolving

Commitment  to  be  terminated  and  the  Notes  to be due  and payable,  whereupon the Revolving Commitment shall  immediately terminate,  and  the  Notes  shall  become  immediately due and payable, without notice of any kind, except that  if  an  event described in Section 9.4 occurs, the Revolving Commitment shall immediately  terminate,  and the Notes shall become immediately due and payable without declaration or notice of any kind.

     Section 10. Agent.

     10.1  Authorization and  Action.  Each Bank hereby appoints and authorizes Agent to execute  the  Collateral  Documents  on behalf  of  each  such Bank and to take such action as Agent on such Bank's behalf,  and to exercise such powers under the Loan

Documents, as are delegated  to  Agent  by  the  terms thereof,

together  with  such other powers as are reasonably  incidental thereto, including,  without limitation, the enforcement of the

Loan Documents in accordance with the terms thereof (including,

without limitation, the  collection  of  the  Notes), and Agent

hereby  accepts  such  appointment.   As  to  any  matters  not

expressly  provided  for  by  the  Loan  Documents  (including,

without  limitation,  enforcement or collection of the  Notes),

Agent shall not be required  to exercise any discretion or take any action, but shall be required  to  act  or  to refrain from acting (and shall be fully protected in so acting or refraining

from   acting)   upon   the  instructions  of  Banks  and  such

instructions shall be binding  upon  Banks;  provided, however,

that  Agent  shall  not  be  required to take any action  which exposes Agent to personal liability or which is contrary to any

of  the  Loan Documents or applicable  law.   Agent  shall  not

consent to  any amendment of this Agreement or any of the other

Loan Documents  (and  no  amendment by Banks shall be effective without consent of Agent),  the  effect  of  which  would be to increase  the amount of the Obligations or extend the  maturity of any obligation,  reduce  the  bases on which any interest is computed, release any Collateral, waive any provision regarding covenants or obligations of Borrower or the Owners or Events of

Default, without the express written consent of all Banks.

     10.2  Agent's Reliance, Etc.   Neither Agent nor any of its

directors, officers, agents or employees  shall  be  liable for any action taken or omitted to be taken by it or them  under or in connection with any of the Loan Documents except for  its or their  own  gross  negligence  or  willful misconduct.  Without limitation of the generality of the  foregoing, Agent:  (i) may treat the payee of any Note as the holder  thereof  until Agent receives  written notice of the assignment or transfer  thereof signed  by such  payee  and  in  form  satisfactory  to  Agent;

(ii) may  consult  with  legal  counsel  (including counsel for

Borrower),  independent public accountants  and  other  experts selected by it  and shall not be liable for any action taken or omitted to be taken  in good faith by it in accordance with the advice of such counsel,  accountants or experts; (iii) makes no warranty  or representation  to  any  Bank  and  shall  not  be responsible  to  any  Bank  for  any  statements, warranties or representations made in or in connection  with  any of the Loan

Documents;  (iv) shall  not  have any duty to ascertain  or  to inquire as to the performance  or  observance  of  any  of  the terms,  covenants or conditions of any of the Loan Documents on the part  of Borrower or to inspect the property (including the books and records) of Borrower; (v) shall not be responsible to

any  Bank  for   the   due   execution,   legality,   validity,

enforceability, genuineness, sufficiency or value of any of the

Loan  Documents  or any other instruments or document furnished pursuant hereto; and  (vi) shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice,

consent, certificate or  other instrument or writing (which may be by telegram, cable or telex)  believed  by  it to be genuine and signed by the proper party or parties.

     10.3  First NBC and Affiliates.  With respect  to  the Note payable  to  the  order  of  First  NBC  and the portion of the

Revolving Commitment applicable to First NBC,  First  NBC shall have the same rights and powers under the Loan Documents as the other  Bank  and  may  exercise the same as though it were  not

Agent; and the term "Bank"  or  "Banks" shall, unless otherwise expressly  indicated,  include  First  NBC  in  its  individual capacity.  Without limiting the generality  of  the  foregoing,

First  NBC  and  its  affiliates may accept deposits from,  and generally engage in any  kind  of  business with, Borrower, and any person, firm or corporation who may do business with or own securities of Borrower, all as if First  NBC were not Agent and without any duty to account therefor to Banks.

     10.4  Bank Credit Decision.  Each Bank acknowledges that it has, independently and without reliance upon Agent or any other

Bank  and  based  on  the  financial  statements  furnished  by

Borrower  and such other documents and information  as  it  has deemed appropriate,  made  its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without  reliance  upon Agent or any other  Bank and based on such documents and information  as  it shall deem  appropriate  at  the time, continue to make its own credit decisions in taking or  not taking action under the Loan

Documents.   Each  Bank  acknowledges   that  a  copy  of  this

Agreement  has  been  made  available  to  it  and   each  Bank

acknowledges  that  it is satisfied with the form and substance of this Agreement.

     10.5  Indemnification.   Banks  agree to indemnify and hold

Agent  harmless  (to  the extent not reimbursed  by  Borrower),

ratably according to the  respective  principal  amounts of the

Notes then held by each of them (or if no Notes are at the time outstanding,  ratably  according  to the respective amounts  of their commitments hereunder), from  and  against  any  and  all liabilities,  obligations, losses, damages, penalties, actions,

judgments, suits,  costs, expenses or disbursements of any kind or nature whatsoever  which  may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of any of the Loan Documents or any  action  taken  or  omitted by

Agent  under  any  of  the  Loan  Documents (including, without limitation,  attorneys' fees and other  costs  associated  with defending Agent against any of the foregoing), provided that no

Bank shall be  liable  for  any  portion  of  such liabilities,

obligations,  losses,  damages, penalties, actions,  judgments,

suits, costs, expenses or  disbursements resulting from Agent's

gross negligence or wilful misconduct.   Without  limitation of

the  foregoing,  each  Bank agrees to reimburse Agent  promptly upon demand for its ratable share of any out-of-pocket expenses

(including attorneys' fees)  incurred  by  Agent  in connection with the preparation, execution, administration, or enforcement

of,   or  the  preservation  of  any  rights  under,  the  Loan

Documents,  to the extent that Agent is not reimbursed for such expenses by Borrower.

     10.6  Successor  Agent.   Agent  may  resign at any time by

giving written notice thereof to Banks and  Borrower and may be removed at any time with or without cause by Banks by notice to

Borrower.   Upon any such resignation or removal,  Banks  shall

have the right  to  appoint  a  successor  agent  by  notice to

Borrower.   If  no successor agent shall have been so appointed

by Banks, and shall  have  accepted  such  appointment,  within thirty  (30)  days  after  Agent's  giving  of  notice  of  its resignation,  then  Agent  may,  on  behalf of Banks, appoint a successor  agent,  by  notice  to  Borrower  and  Banks,  which successor agent shall be a commercial  bank organized under the laws  of  the  United States of America or  any  state  thereof having a combined  capital  and surplus of at least $5,000,000.

Upon the acceptance of any appointment  as Agent by a successor agent,  such  successor agent shall thereupon  succeed  to  and become vested with  all  the  rights,  powers,  privileges  and duties  of Agent, and Agent shall be discharged from its duties

and  obligations  under  the  Loan  Documents.   After  Agent's

resignation  or  removal  hereunder as Agent, the provisions of this Section 10 shall inure  to  its  benefit as to any actions taken or omitted to be taken by it while it was Agent under the

Loan Documents.

     10.7  Benefits of Section.  None of  the provisions of this

Section shall inure to the benefit of Borrower  or  any  Person other  than Banks; consequently, neither Borrower nor any other

Person shall  be  entitled  to  rely  upon,  or  to  raise as a defense, in any manner whatsoever, the failure of any  Bank  to comply with such provisions.

     10.8  Change in Specified Percentage.  No Bank shall assign outright  its  entire interest in the Revolving Credit Facility or the Revolving  Commitment  or make any participation without the consent of the other Bank and Agent.

     Section 11. General.

     11.1  Definitions.  As used  in  this Agreement, terms used herein with initial capital letters shall  have  the  following meanings, unless defined elsewhere in this Agreement or  unless the context clearly indicates otherwise:

          "Advance"  has  the  meaning  ascribed to the term in
     Section 1.1 of this Agreement.

          "Agent" has the meaning ascribed to the term on the first page hereof.

          "Agreement"  means  this  Sixth Amended and  Restated
     Revolving Credit Agreement, as it may be further amended, restated, modified and/or supplemented from time to time in the future.

          "Bank" and "Banks" have the meanings ascribed to the terms on the first page hereof.

          "Benefitted Bank" has the meaning ascribed to the term in Section 4.2 hereof.

          "Borrower" has the meaning ascribed to the term on the first page hereof.

          "Borrowing Date" means any Business Day specified in a notice pursuant to Section 3.6 as a date on which Borrower requests Banks to make Advances hereunder.

          "Business Day" means each Monday, Tuesday, Wednesday,
     Thursday and Friday which is not a legal holiday for commercial banks in the State of Louisiana.

          "Capitalized   Leases"  means  capital   leases   and
     subleases,  as  defined   in   the   Financial  Accounting
     Standards Board Statement of Financial Accounting Standard
     No. 13, dated November  1976, as amended.

          "Collateral" means all property described in and subject to the Collateral Documents and any and all other property hereafter made subject to a Lien to secure the payment and performance of the Obligations.

          "Collateral Documents" means the documents listed on Exhibit "M" annexed hereto and any and all other documents, instruments and agreements delivered to Agent or Banks to secure the Obligations and/or any other obligations described in this Agreement, as the foregoing may be amended, modified or supplemented from time to time.

          "Credit Agreement" has the meaning ascribed in the recital paragraphs of this Agreement.

          "Debt" means: (a) all obligations of Borrower or of any of Borrower's Subsidiaries for borrowed money,
     (b) all obligations of Borrower or of any of Borrower's Subsidiaries evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations of Borrower or of any of Borrower's Subsidiaries to pay the deferred purchase price of property or services, except trade accounts payable by Borrower or by any of Borrower's Subsidiaries arising in the ordinary course of business which are not past due by more than sixty (60) days unless such trade accounts payable are being contested in good faith by appropriate proceedings, (d) all obligations of Borrower or of any of Borrower's Subsidiaries under any Capitalized Leases, (e) all obligations of Borrower or of any of Borrower's Subsidiaries under guaranties, endorsements (other than for collection or deposit in the ordinary course of business), assumptions or other contingent obligations, in respect of, or to purchaser or otherwise acquire, any obligation or indebtedness of Borrower or of any of Borrower's Subsidiaries, or any other obligations, contingent or otherwise, (f) all obligations secured by a Lien (except trade accounts payable by Borrower or by any of Borrower's Subsidiaries arising in the ordinary course of business which are not past due by more than sixty (60) days unless such trade accounts payable are being contested in good faith by appropriate proceedings secured by a vendor's lien) existing on property owned by Borrower or by any of Borrower's Subsidiaries, whether or not the obligations secured thereby have been assumed by Borrower or by any of Borrower's Subsidiaries or are non-recourse to the credit of Borrower or of any of Borrower's Subsidiaries, (g) all reimbursement obligations of Borrower or of any of Borrower's Subsidiaries, other than performance bonds of Borrower or of any of Borrower's Subsidiaries (whether contingent or otherwise), relating to letters of credit, bankers' acceptances and similar instruments, and (h) all liabilities of Borrower or of any of Borrower's Subsidiaries in respect of unfunded vested benefits under any Plan; provided, however, the term "Debt" shall not include money borrowed by Borrower or by any of Borrower's Subsidiaries to pay premiums on insurance policies obtained by Borrower or by any of Borrower's Subsidiaries in the ordinary course of Borrower's or of any of Borrower's Subsidiaries' business and shall further not include any type of obligation of a Subsidiary to Borrower.

          "Default Rate" has the meaning ascribed to the term in Section 3.2 hereof.

          "EBIT" means, with respect to any Person for any period, consolidated net income of such Person for such period, plus (i) interest expense for such Person for such period, and (ii) tax expense for such period for taxes which have been provided for by such Person for such period, to the extent that any of the same are deducted from net revenues in determining such Person's consolidated net income for such period.

          "Environmental Laws" means any and all federal, state
     and  local  laws,   regulations,  ordinances,  orders  and
     requirements  pertaining   to   health,   safety   or  the
     environment,    including,    without    limitation,   the
     Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Clean Air Act, 42 U.S.C.
     Section  7401  et  seq.,  the  Clean  Water  ct, 33 U.S.C.
     Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Louisiana Environmental Quality Act, La. R.S. 30:2001, et seq., and all similar laws, regulations and requirements of any governmental authority or agency having jurisdiction over Borrower, any of its Subsidiaries or any of the property or assets of
     Borrower or of any of its Subsidiaries,   as   such  laws,
     regulations and requirements may be amended or supplemented from time to time.

          "Event of Default" means the occurrence of any event described in Section 9 hereof or the occurrence of any other event which with the lapse of time, or lapse of time and notice to Borrower would constitute an Event of Default.

          "Existing Security" means all security previously granted by Borrower or by one of its Subsidiaries to Banks pursuant to the Collateral Documents and other Loan
     Documents.

          "First NBC" has the meaning ascribed to the term in the recitals to this Agreement.

          "FNBC LIBO Rate": with respect to each Interest Period pertaining to a LIBO Rate Advance, the rate per annum equal to the rate quoted on page 16 of the Telerate screen (or such other page as may replace the LIBO page on that service for displaying London interbank offered rates of major banks) at approximately 11:00 a.m. New Orleans, Louisiana time (or as soon thereafter as is practicable) on the day that is one Business Day prior to the beginning of such Interest Period for Eurodollar deposit instruments issued on the first day of such Interest Period for the number of months comprised therein and in an amount comparable to the amount of the LIBO Rate Advance to which such Interest Period applies. The FNBC LIBO Rate determined by Agent with respect to a particular Interest Period shall be fixed at such rate for the duration of such Interest Period.

          "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

          "Hazardous Substance" has the meaning specified in any applicable Environmental Law and means any substance, product, waste, pollutant, material, chemical, contaminant, constituent or other material which is or becomes listed, regulated or addressed under any Environmental Law, including, without limitation, asbestos, petroleum and polychlorinated biphenyls.

          "Interest Expense" means with respect to any Person for any period, interest expense for such Person for such period, determined in accordance with GAAP.

          "Interest Period" means with respect to any LIBO Rate
     Advance:

          (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBO Rate Advance and ending one, two, or three months thereafter, as selected by Borrower in its notice to Agent of borrowing or notice of conversion, as the case may be, given with respect thereto; and

          (ii) thereafter, each period commencing on the day immediately following the last day of the next preceding Interest Period applicable to such LIBO Rate Advance and ending one, two or three months thereafter, as selected by Borrower by notice to Agent not less than one (1) Business Day prior to the last day of the then current Interest Period with respect thereto; and

          provided, that:

               (x) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (y) any Interest Period which, with respect to a LIBO Rate Advance under the Revolving Credit Facility, would otherwise extend beyond the Termination Date shall end on the Termination Date; and

               (z) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "LC Commitment" means the lesser of (a) FIVE  MILLION
     AND  NO/100  DOLLARS  ($5,000,000.00) or (b) the Revolving
     Commitment at the time in question.

          "Letters of Credit" has the meaning ascribed to the term in Section 1.1 hereof.

          "LIBO Rate" means with respect to each day during an Interest Period for a LIBO Rate Advance, an interest rate per annum equal to the sum of (a) one and one-half percent
     (1.50%) plus (b) the FNBC LIBO Rate.

          "LIBO Rate Advance" means an Advance made under the Revolving Credit Facility which bears interest at the LIBO
     Rate.

          "Lien" means any lien, judgment, mortgage, deed of trust, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise; provided, however, that the term "Lien" shall exclude any statutory mechanic's or laborer's lien arising in the ordinary course of the business of Borrower and its Subsidiaries which is cancelled or bonded within sixty (60) days of its recordation.

          "Loan Documents" means, collectively, this Agreement, the Notes, the Collateral Documents, and any and all other documents, instruments and agreements executed in connection with the Advances, as the foregoing may be modified, supplemented and/or amended from time to time.

          "Net Worth" means the sum of the common stock, addi-tional paid-in capital and retained earnings accounts of Borrower and its Subsidiaries on a consolidated basis, as shown in conformity with GAAP on its balance sheet at the time of such determination, less the amount of any treasury stock shown thereon and less the amount of any intangible assets (such as patents, trademarks, copyrights or goodwill) shown thereon.

          "New Collateral Documents" has the meaning ascribed to the term in Section 7.4 of this Agreement.

          "Notes"  has  the  meaning ascribed to  the  term  in
     Section 2.1 of this Agreement.

          "Obligations" means all obligations, indebtedness and liabilities of Borrower to Agent and/or either or both of Banks, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of Borrower under this Agreement, the Notes and the other Loan Documents, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

          "Permitted Liens" has the meaning ascribed to the term in Section 6.11 hereof.

          "Person" means any individual, corporation, business, trust, association, company, partnership, joint venture, governmental authority or other entity.

          "Plan"  has  the  meaning ascribed  to  the  term  in
     Section 5.10 hereof.

          "Prime Rate" has the  meaning ascribed to the term in
     Section 3.3 hereof.

          "Prime Rate Advance" means an Advance made under the Revolving Credit Facility which bears interest at the Prime Rate.

          "Prior Notes" means, collectively, the Revolving Notes (as defined in the Revised Credit Agreement) executed by Borrower in favor of Banks pursuant to the Revised Credit Agreement or any other notes evidencing the Revolving Credit Facility which were executed by Borrower in favor of Banks pursuant to any predecessor agreement among Borrower and Banks.

          "Real Property" means the property described on Exhibit "N" hereto, whether owned by Borrower or by one of its Subsidiaries.

          "Revised Credit Agreement" has the meaning ascribed in the recital paragraphs of this Agreement.

          "Revolving  Commitment"  means  TWENTY   MILLION  AND
     NO/100 DOLLARS ($20,000,000.00), as such amount may be reduced by Borrower in accordance with Section 4.4 of this Agreement.

          "Revolving Credit Facility" has the meaning ascribed to the term in Section 1.1 of this Agreement.

          "Solid Waste" has the meaning specified in any applicable Environmental Law.

          "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Termination Date" means December 31, 1999.

          "UCC" means the Uniform Commercial Code, as in effect from time to time in each state where any of the Collateral is located or otherwise has a situs; provided, however, if the Uniform Commercial Code in no particular state is ascertainable or applicable, UCC shall mean the Uniform Commercial Code, as in effect from time to time in the State of Louisiana.

          "Unused Commitment" has the meaning ascribed to the term in Section 1.1 hereof.

          "Whitney" has the meaning ascribed to the term in the recitals to this Agreement.

     All  definitions contained in this Agreement  are  equally applicable  to  the  singular  and  plural  forms  of the terms

defined.   The  words  "hereof,"  "herein" and "hereunder"  and

words of similar import referring to  this  Agreement  refer to this  Agreement  as a whole and not to any particular provision

of this Agreement.   Unless  otherwise  specified,  all Section

references pertain to this Agreement.

     11.2  Financial  Terms.   Unless otherwise defined  or  the

context otherwise requires, all  financial and accounting terms shall be defined under GAAP.

     11.3  Delay.  No delay on the  part  of Banks, Agent or any holder of any one or more of the Notes, in  the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right.  The remedies herein provided are cumulative  and not exclusive of any remedies provided by law.

     11.4  Notices.    All  notices,  statements,  requests  and

demands given to or made  under  any party hereto in accordance with the provisions of this Agreement  shall  be deemed to have been  given  or made when deposited in the mail,  postage  pre-

paid, registered  or  certified  mail  return receipt requested addressed:

     If to Banks:

               First National Bank of Commerce
               201 St. Charles Avenue
               New Orleans, Louisiana 70170
               Attention: Mr. J. Charles Freel, Jr.
                         Senior Vice President

                    and


               Whitney National Bank
               228 St. Charles Avenue
               New Orleans, Louisiana  70130
               Attention: Mr. Harry C. Stahel
                         Senior Vice President

          With a copy to:

               William H. Hines, Esq.
               Jones, Walker, Waechter, Poitevent,
                 Carrere & Denegre
               Place St. Charles
               201 St. Charles Avenue
               New Orleans, Louisiana  70170

     If to Agent:

               First National Bank of Commerce
               201 St. Charles Avenue
               New Orleans, Louisiana 70170
               Attention: Mr. J. Charles Freel, Jr.
                         Senior Vice President

          With a copy to:

               William H. Hines, Esq.
               Jones, Walker, Waechter, Poitevent,
                 Carrere & Denegre
               Place St. Charles
               201 St. Charles Avenue
               New Orleans, Louisiana  70170

     If to Borrower:

               Gulf Island Fabrication, Inc.
               583 Thompson Road
               Houma, Louisiana 70363
               Attention:  Kerry J. Chauvin, President

                    or

               Gulf Island Fabrication, Inc.
               P.O. Box 310
               Houma, Louisiana  70361
               Attention:  Kerry J. Chauvin, President

     With respect to notices to Borrower,  such  notices shall,

if sent by overnight courier or other means requiring  a street address, be sent to the first address provided above.  If  such notices  are sent by means not requiring a street address, such notices shall be sent to the second address provided above.

     11.5  Expenses.   Whether  or  not  the  Advances are made,

Borrower agrees to reimburse Banks and Agent,  upon demand, for all  expenses (including reasonable attorneys' fees  and  legal expenses  incurred  by  Banks  and/or  Agent) incurred by Banks and/or Agent in the preparation, negotiation  and/or  execution of  the  Loan  Documents,  and in enforcing the obligations  of

Borrower hereunder or under  any  of  the other Loan Documents,

and  to  pay,  and  save  Banks  and  Agent harmless  from  all liability for, any stamp or other taxes  which  may  be payable with  respect  to  the execution or delivery of this Agreement,

the execution, delivery  or  issuance  of the Notes, and/or the

execution,   delivery  and  recordation  of  the   other   Loan

Documents, which  obligations  of  Borrower  shall  survive any termination of this Agreement.

     11.6  Severability.  Any provision of this Agreement  which is prohibited or unenforceable in any jurisdiction shall, as to such  jurisdiction,  be  ineffective  to  the  extent  of  such

prohibition   or   unenforceability  without  invalidating  the

remaining  portions  hereof   or   affecting  the  validity  or

enforceability of such provision in any other jurisdiction.

     11.7  Counterparts.  This Agreement  may  be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts,  each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instru-

ment.

     11.8  Law.  The Loan Documents, and each of them, shall  be contracts  made  under and governed by the laws of the State of

Louisiana.

     11.9  Successors.   This  Agreement  shall  be binding upon

Borrower,  Banks,  Agent  and  their respective successors  and assigns, and shall inure to the  benefit of Borrower, Banks and the successors and assigns of Banks  and Agent.  Borrower shall not assign its rights, obligations or duties hereunder or under any of the Loan Documents without the  prior written consent of

Banks.  Banks shall give Borrower written notice of any assign-

ment of its interests hereunder to any other Person, upon which

assignment  Borrower  shall  perform  all  of   its  respective

obligations  under  the  Loan  Documents  in  favor  of  Banks'

assignee(s) as though such assignee(s) were originally  a party or parties to this Agreement.

     11.10 Amendments.   No amendment or waiver of any provision

of this Agreement or consent  to  any  departure  therefrom  by

Borrower,  Banks  or  Agent  shall be effective unless the same shall be in writing and signed  by  Borrower,  Banks  and Agent and, in the case of a waiver or consent, such waiver or consent shall  be  effective only in the specific instance and for  the specific purpose for which given.

     11.11 Entire Agreement.  This Agreement constitutes the en-

tire agreement  between  the parties and supersedes any and all prior agreements with respect  to the transactions contemplated hereby.

     11.12 Conflicts.  This Agreement  is  in  addition  to  and supplements the provisions of the other Loan Documents.  To the extent  that  the  provisions of this Agreement are in conflict with, and not merely  in  addition  to,  the  provisions of the other  Collateral  Documents, the provisions of this  Agreement shall govern.

     IN WITNESS WHEREOF,  the  parties  hereto  and intervenors herein  have  caused  this  Agreement to be executed  by  their respective officers thereunto  duly  authorized effective as of the date first written above.

                              BORROWER:

                              GULF ISLAND FABRICATION, INC.


                              By:   /s/ Kerry J. Chauvin
                                  ----------------------------
                                   Kerry J. Chauvin, President


                              BANKS:

                              FIRST NATIONAL BANK OF COMMERCE


                              By:   /s/ J. Charles Freel, Jr.
                                 -----------------------------
                                   J. Charles Freel, Jr.,
                                   Senior Vice President

                              WHITNEY NATIONAL BANK


                              By: /s/ Harry C. Stahel
                                 ---------------------------
                                   Harry C. Stahel,
                                   Senior Vice President


                              AGENT:

                              FIRST NATIONAL BANK OF COMMERCE


                              By:  /s/ J. Charles Freel, Jr.
                                 ---------------------------
                                   J. Charles Freel, Jr.,
                                   Senior Vice President

                           INTERVENTION

     NOW INTO THESE PRESENTS COMES Dolphin Services, Inc., which hereby reaffirms and ratifies its obligations under those Collateral Documents (as listed on Exhibit "M" hereto) to which it is a party, whether directly or as successor by merger to Dolphin Sales & Rentals, Inc.

                              DOLPHIN SERVICES, INC.


                              By: /s/ Kerry J. Chauvin
                                 -----------------------------
                                   Kerry J. Chauvin, President

                             EXHIBITS

A.   First  NBC's  form of Application for Stand-By  Letter  of
     Credit

B. $10,000,000.00 Revolving Promissory Note made payable to the order of First NBC

C. $10,000,000.00 Revolving Promissory Note made payable to the order of Whitney

D.   Third Amendment to Collateral Pledge Agreement and Receipt
     (Possessory Collateral Security Agreement)(Borrower)

E.   Third  Amendment  to Collateral Assignment of  Leases  and
     Rents (Borrower)

F.   Third   Amendment   to   Commercial   Security   Agreement
     (Borrower)

G.   First  Amendment to Pledge  of  Collateral  Mortgage  Note
     (Dolphin Services)

H.   First Amendment  to  Pledge  of  Collateral  Mortgage Note
     (Dolphin  Services,  as  successor  by  merger  to Dolphin
     Sales)

I.   First Amendment to Commercial Security Agreement  (Dolphin
     Services)

J.   First   Amendment   to   Commercial  Pledge  and  Security
     Agreement

K.   Incumbency Certificates

L.   Borrower's Default and Warranty Certificate

M.   List of Collateral Documents

N.   Description of Real Property



                            SCHEDULES

1.   List of Borrower's Litigation